FIRST AMENDMENT TO SECURITY AGREEMENT

          THIS  FIRST  AMENDMENT  TO SECURITY  AGREEMENT  ("First
Amendment")  dated as of September 30, 1999, is made between  The
Exploration  Company  of Louisiana, Inc.  ("Grantor")  and  Mitch
Leigh ("Lender") who agree as follows:

     Recitals

          WHEREAS, Grantor and the Lender entered into that certain Security Agreement dated May 21, 1999 (the "Security Agreement") in order to secure the full and punctual payment and performance of the indebtedness described therein (capitalized terms used but not defined herein shall have the meaning given to them in the Security Agreement); and

          WHEREAS, pursuant to Section 11 of the Security Agreement, the Lender agreed that in the event additional Units were sold or additional New Funds were provided to XCL Land by persons other than Lender and secured by partnership interests in the Partnership, Lender would immediately upon demand (one or more times, as appropriate) execute further amendments to the Security Agreement releasing a percentage of the Grantor's Partnership Interest sufficient to allocate the security interests in the partnership interest of the Partnership among the Unit holders or other providers of New Funds on a proportionate basis (provided that no reduction in such security interest need be made with respect to amounts of New Funds in excess of an aggregate of $6,200,000 principal outstanding); and

          WHEREAS, an additional $1,500,000 in New Funds was provided to XCL Land, thereby making the aggregate principal amount of New Funds outstanding as of September 30, 1999 equal to $4,200,000 with Lender having contributed $200,000 of such funds; and

          WHEREAS, Grantor has requested that Lender execute this First Amendment to release a portion of its security interest and amend the Security Agreement to reflect the Lender's revised security interest; and

          WHEREAS, XCL Land, Ltd. ("XCL Land") (formerly the general partner of the Partnership) assigned a 1% general partnership interest in the Partnership to XCL-Texas, Inc. and withdrew as general partner of the Partnership; and

          WHEREAS, XCL Land=s remaining partnership interest was converted to a limited partnership interest and, thereafter, XCL
Land merged with and into Grantor; and

          WHEREAS, as a result of the merger, Grantor succeeded by operation of law to all of the assets and liabilities of XCL
Land, including but not limited to the Note; and

          WHEREAS, as a further result of the merger, Grantor owns a 99% limited partnership interest in the Partnership and Grantor acknowledges and agrees that Lender=s security interest pursuant to the Security Agreement covers Lender=s applicable percentage of Grantor=s entire 99% limited partnership interest.

          NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          Section  1.  Partial  Release  of  Collateral.   Lender
hereby releases the following collateral:

          (1)  2.65% of Grantor's now owned or hereafter acquired
               Partnership Interest in the Partnership;

          (2) 2.65% of any and all monies and other distributions (cash or property), allocations or payments made or to be made to Grantor pursuant to the Partnership Agreement or attributable to the Partnership Interest;

          (3) all General Intangibles related in any way to the collateral described in clauses 1 or 2 above;

          (4) all Proceeds and products of all or any of the collateral described in clauses 1-3 above.

          Section  2.  Amendments  to  Security  Agreement.   The
Security Agreement is hereby amended as follows:

          (a) The phrase "XCL Land, Ltd. ("XCL Land")" is hereby replaced with the word "Grantor."

          (b) All other references to "XCL Land" are hereby replaced with "Grantor."

          (c)     The reference to "7.41%" in Section 2(A)(1) and
2(A)(2) is hereby deleted and the phrase "4.76%" is substituted in its place.

          (d) The address in Section 8 is hereby amended to read 3639 Ambassador Caffrey Parkway, Suite 400, Lafayette,
Louisiana 70503.

          Section 3. Effect of Amendment. Except as expressly amended hereby and except as to the collateral released pursuant hereto, the Security Agreement shall remain in full force and effect.

          Section 4. Titles of Sections. All titles or headings to sections of this First Amendment are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such sections, such other content being controlling as to the agreement between the parties hereto.

          Section 5. Governing Law. This First Amendment is a contract made under and shall be construed in accordance with and governed by the laws of the United States of America and the State of Louisiana.

          Section 6. Counterparts. This First Amendment may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof, each counterpart shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the Grantor and the Lender have caused this First Amendment to be duly executed as of the date first above written.

WITNESSES:                    GRANTOR:

                              THE EXPLORATION COMPANY
                              OF LOUISIANA, INC.

_________________________     By:________________________________
Name:____________________     Name:___________________________
       (Please Print)         Title:__________________________

_________________________
Name:____________________
        (Please Print)
                              LENDER:


_________________________     ________________________________
Name:____________________     Mitch Leigh
        (Please Print)


_________________________
Name:____________________
        (Please Print)